News Release

Contact:
Michael Russell
Investor Relations
Affirmative Insurance Holdings, Inc.
(972) 728-6300

AFFIRMATIVE INSURANCE HOLDINGS REPORTS NEGLIGIBLE LOSS EXPOSURE FROM RECENT U.S. HURRICANE ACTIVITY

ADDISON, Texas (October 12, 2004) – Affirmative Insurance Holdings, Inc. (Nasdaq: AFFM), a provider of personal non-standard automobile insurance, today reported it has experienced negligible losses from the four hurricanes that impacted the southeastern United States in August and September of 2004.

Company officials said that, based on preliminary claims information attributable to Hurricanes Charley, Frances, Ivan and Jeanne, pre-tax losses are estimated to be less than $50,000, which would be attributable to the Company’s 2004 third quarter ended September 30, 2004.

Affirmative Insurance, which on September 30, 2004 was added to the Russell 3000 Index and the Russell 2000 Small-cap Index, said it would release its 2004 third quarter financial results on November 3, 2004 and conduct its quarterly conference call at 11:30 a.m. Eastern Time on November 4, 2004. Information on how to access the conference call and replay will be announced in the next few weeks.

ABOUT AFFIRMATIVE INSURANCE HOLDINGS
Headquartered in Addison, Texas, Affirmative Insurance Holdings, Inc., is a producer and provider of non-standard automobile insurance policies to individual consumers in highly targeted geographic markets. Affirmative currently offers products and services in 11 states, including Texas, Illinois, California and Florida.

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FORWARD-LOOKING STATEMENTS DISCLOSURE
Certain information in this news release and other statements or materials are not historical facts but are forward-looking statements relating to such matters as: assumed future results of the Company’s business; financial condition; liquidity; results of operations; plans; and objectives. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company provides the following cautionary remarks regarding important factors which, among others, could cause the Company’s actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company’s forward-looking statements. The risks and uncertainties that may affect the operations, performance, results of the Company’s business, and the other matters referred to above include, but are not limited to: general volatility of the non-standard personal automobile and reinsurance markets; the market price of our common stock; changes in business strategy; severe weather conditions; availability, terms and deployment of capital; the degree and nature of competitor product and pricing activity; changes in the non-standard personal automobile insurance industry, interest rates or the general economy; identification and integration of potential acquisitions; claims experience; availability of qualified personnel; and the loss of one or more members of the Company’s management team.

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